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                                                                 Exhibit - 21.1


                          MELLON FINANCIAL CORPORATION
                   PRIMARY SUBSIDIARIES OF THE CORPORATION (a)
                                  DEC. 31, 2000


The Boston Company, Inc.
State of Incorporation:  Massachusetts

         o    Boston Safe Deposit and Trust Company
              State of Incorporation:  Massachusetts

Buck Consultants, Inc.
State of Incorporation:  New York

Mellon Bank, N.A.
Incorporation:  United States

         o    Cornice Holding Company, Inc.
              State of Incorporation:  Colorado

              oo  Founders Asset Management, LLC
                  State of Organization:  Colorado

         o    Mellon Leasing Corporation
              State of Incorporation:  Pennsylvania

         o    Dreyfus Brokerage Services, Inc.
              State of Incorporation:  California

         o    The Dreyfus Corporation
              State of Incorporation:  New York

Mellon Bank (DE) National Association
Incorporation:  United States

Mellon 1st Business Corporation
State of Incorporation:  California

Mellon United National Bank
Incorporation:  United States


(a) This listing includes all significant subsidiaries as defined in Rule 1-02(w) of Regulation S-X, as well as other selected subsidiaries.


MBC Investments Corporation
State of Incorporation:  Delaware

         o    Mellon UK Holdings
              Incorporation:  Great Britain

              oo  Newton Management Limited
                  Incorporation:  Great Britain

Mellon Investor Services Group, LLC
State of Organization:  New Jersey

         o    Mellon Investor Services, LLC
              State of Organization:  New Jersey